Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Christopher Ranjitkar, Director, Investor Relations
(617) 796-8320

Select Income REIT Announces First Quarter 2018 Results
First Quarter Net Income of $0.37 Per Share
First Quarter Normalized FFO of $0.63 Per Share
Industrial Logistics Properties Trust Completed IPO for Net Proceeds of Approximately $444 Million

Newton, MA (May 1, 2018): Select Income REIT (Nasdaq: SIR) today announced financial results for the quarter ended March 31, 2018.

David Blackman, President and Chief Operating Officer of SIR, made the following statement:

“During the first quarter of 2018, Select Income REIT made important progress executing its strategic operating plan.  Our consolidated subsidiary, Industrial Logistics Properties Trust (ILPT), completed its initial public offering, allowing us to create a pure play industrial REIT at a significantly greater valuation than what the assets achieved inside SIR. ILPT continues to have significant upside potential. With the proceeds we received from ILPT, we redeemed $350.0 million of senior notes and repaid a $350.0 million unsecured term loan, reducing our leverage to a level consistent with our target. With respect to our leasing activity, excluding ILPT, we entered new and renewal leases for approximately 55,000 square feet, resulting in rental rates that were approximately 10.7% more than previous rental rates for the same space, a weighted average lease term of four years, and leasing concessions and capital commitments of $1.52 per square foot per lease year.”

Results for the Quarter Ended March 31, 2018:

Net income attributed to SIR for the quarter ended March 31, 2018 was $33.2 million, or $0.37 per diluted share, compared to $6.7 million, or $0.08 per diluted share, for the same period last year. Net income attributed to SIR for the quarter ended March 31, 2018 includes an unrealized gain on equity securities of $16.9 million, or $0.19 per diluted share, which is included in earnings in accordance with U.S. generally accepted accounting principles, or GAAP, effective January 1, 2018, partially offset by net income allocated to noncontrolling interest representing allocations to public shareholders of Industrial Logistics Properties Trust, or ILPT, SIR's consolidated subsidiary, of $4.5 million, or $0.05 per diluted share. Net income attributed to SIR for the quarter ended March 31, 2017 includes a write-off of straight line rents receivable of $12.5 million, or $0.14 per diluted share, and a loss on asset impairment of $4.0 million, or $0.05 per diluted share, both of which were related to leases associated with a tenant bankruptcy.

Normalized funds from operations, or Normalized FFO, attributed to SIR for the quarter ended March 31, 2018 were $56.0 million, or $0.63 per diluted share, compared to $52.4 million, or $0.59 per diluted share, for the

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

same quarter last year. Normalized FFO attributed to SIR for the quarter ended March 31, 2018 includes Normalized FFO allocated to noncontrolling interest representing allocations to public shareholders of ILPT of $6.2 million, or $0.07 per diluted share. Normalized FFO attributed to SIR for the quarter ended March 31, 2017 includes a write-off of straight line rents receivable of $12.5 million, or $0.14 per diluted share, related to leases associated with a tenant bankruptcy.

Reconciliations of net income attributed to SIR determined in accordance with GAAP to funds from operations, or FFO, attributed to SIR and to Normalized FFO attributed to SIR for the quarters ended March 31, 2018 and 2017 appear later in this press release.

Consolidated Leasing, Occupancy and Same Property Results:

During the quarter ended March 31, 2018 on a consolidated basis, SIR entered lease renewals and new leases for approximately 351,000 square feet, resulting in weighted average (by square feet) rental rates that were approximately 33.9% more than prior rental rates for the same space and a weighted average (by square feet) lease term of 26.1 years. Commitments for leasing capital and concessions for these leases totaled approximately $0.4 million, or approximately $0.04 per square foot per lease year.

As of March 31, 2018, 95.8% of SIR’s total consolidated rentable square feet was leased, compared to 96.2% as of December 31, 2017 and 95.9% as of March 31, 2017. Consolidated occupancy for properties owned continuously since January 1, 2017, or on a same property basis, decreased to 95.7% at March 31, 2018 from 95.9% at March 31, 2017. Consolidated same property cash basis net operating income, or Cash Basis NOI, increased 0.5% for the quarter ended March 31, 2018 compared to the quarter ended March 31, 2017, primarily as a result of contractual rent increases for certain properties since January 1, 2017, partially offset by the decline in occupancy during 2017.

Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI for the quarters ended March 31, 2018 and 2017 on a total and same property basis appear later in this press release.

Recent Financing Activities:

As previously announced, on January 17, 2018, SIR's then wholly owned subsidiary, ILPT, completed an IPO of 20.0 million of its common shares for net proceeds of approximately $444.3 million, after deducting the underwriting discounts and commissions and expenses. In connection with ILPT's formation, in 2017 SIR contributed to ILPT substantially all of SIR's industrial and logistics properties located in Hawaii, totaling 226 buildings, leasable land parcels and easements, as well as 40 industrial and logistics buildings located in 24 other states (a combined 28.5 million rentable square feet) and ILPT issued a $750.0 million demand note to SIR. ILPT paid to SIR in full the $750.0 million demand note in December 2017 with borrowings under ILPT's $750.0 million revolving credit facility. Upon the closing of the IPO, ILPT used part of the net proceeds to reduce amounts outstanding under its revolving credit facility, and ILPT reimbursed SIR for the costs SIR incurred in connection with ILPT's formation and the preparation for the IPO. After the IPO, SIR continues to own 45.0 million, or approximately 69.2%, of ILPT's outstanding common shares.

In January 2018, SIR redeemed all $350.0 million of its 2.85% senior notes due 2018 and repaid its $350.0 million unsecured term loan using the proceeds SIR received from ILPT's repayment of the $750.0 million demand note and borrowings under SIR's revolving credit facility.

Presentation:

The amounts reported above are on a consolidated basis, and as such, include the results of SIR’s consolidated subsidiary, ILPT, unless the context indicates otherwise. ILPT is itself a public company having common shares registered under the Securities and Exchange Act of 1934, as amended. For further information about ILPT, see ILPT’s periodic reports and other filings with the Securities and Exchange Commission, or SEC, which are available at the SEC’s website, www.sec.gov. References in this press release to ILPT’s filings with the SEC are included as textual references only, and the information in ILPT’s filings with the SEC is not incorporated by reference into this press release.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Operating Officer, David Blackman, and Chief Financial Officer and Treasurer, John Popeo, will host a conference call to discuss SIR’s first quarter 2018 financial results.

The conference call telephone number is (877) 328-4494. Participants calling from outside the United States and Canada should dial (412) 317-5433. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, May 8, 2018. To access the replay, dial (412) 317-0088. The replay pass code is 10118582.

A live audio webcast of the conference call will also be available in a listen-only mode on SIR's website, which is located at www.sirreit.com. Participants wanting to access the webcast should visit SIR's website about five minutes before the call. The archived webcast will be available for replay on SIR's website following the call for about one week. The transcription, recording and retransmission in any way of SIR’s first quarter conference call are strictly prohibited without the prior written consent of SIR.

Supplemental Data:

A copy of SIR’s First Quarter 2018 Supplemental Operating and Financial Data, which includes both consolidated information and information for SIR excluding ILPT, is available for download at SIR’s website, www.sirreit.com. SIR’s website is not incorporated as part of this press release.

Select Income REIT is a real estate investment trust, or REIT, which owns properties that are primarily net leased to single tenants. SIR is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SIR’s operating results and financial condition and for an explanation of SIR’s calculation of NOI, Cash Basis NOI, FFO attributed to SIR and Normalized FFO attributed to SIR and a reconciliation of those amounts to amounts determined according to GAAP.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SIR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SIR IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SIR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
MR. BLACKMAN'S STATEMENT IN THIS PRESS RELEASE THAT SIR MADE IMPORTANT PROGRESS EXECUTING ITS STRATEGIC OPERATING PLAN AND THAT SIR EXPERIENCED HIGHER RENTS FROM LEASING ACTIVITY DURING THE FIRST QUARTER OF 2018 MAY IMPLY THAT SIR WILL CONTINUE TO EXPERIENCE LEASING MOMENTUM, BENEFIT FROM THE IPO AND ACHIEVE HIGHER RENTS IN THE FUTURE AND THAT SIR'S OPERATING RESULTS WILL IMPROVE AS A RESULT. HOWEVER, SIR'S ABILITY TO LEASE ITS PROPERTIES AND THE RENTAL RATES AT WHICH SIR'S PROPERTIES MAY BE LEASED DEPEND IN LARGE PART ON MARKET CONDITIONS IN AREAS WHERE SIR'S PROPERTIES ARE LOCATED. MARKET CONDITIONS OFTEN CHANGE AND ARE GENERALLY BEYOND SIR'S CONTROL. IN THE FUTURE, SIR MAY EXPERIENCE INCREASING VACANCIES OR LOWER RENTS AT SIR'S PROPERTIES, AND ITS OPERATING RESULTS MAY DECLINE;

•
MR. BLACKMAN'S STATEMENT IN THIS PRESS RELEASE THAT ILPT CONTINUES TO HAVE SIGNIFICANT UPSIDE POTENTIAL MAY IMPLY THAT SIR WILL BENEFIT IN THE FUTURE AS A RESULT OF THE ILPT IPO. HOWEVER, SIR CAN PROVIDE NO ASSURANCE THAT THE ILPT IPO WILL PROVIDE SIR WITH ANY BENEFIT AT ALL IN THE FUTURE; AND

•
MR. BLACKMAN'S STATEMENT IN THIS PRESS RELEASE REGARDING SIR'S LEVERAGE MAY IMPLY THAT SIR WILL MAINTAIN LEVERAGE THAT IS CONSISTENT WITH ITS LONG TERM TARGET. HOWEVER, SIR MAY ENGAGE IN ACTIVITIES THAT RESULT IN A CHANGE OF SIR'S LEVERAGE, OR SIR MAY ADJUST ITS LONG TERM LEVERAGE TARGET.

THE INFORMATION CONTAINED IN SIR’S FILINGS WITH THE SEC, INCLUDING UNDER “RISK FACTORS” IN SIR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SIR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SIR’S FORWARD LOOKING STATEMENTS. SIR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SIR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Select Income REIT

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Revenues:
Rental income	$99,755	$97,344
Tenant reimbursements and other income	20,874	18,950
Total revenues	120,629	116,294

Expenses:
Real estate taxes	11,788	10,843
Other operating expenses	15,282	12,867
Depreciation and amortization	34,946	33,740
General and administrative (1)	13,941	14,901
Write-off of straight line rents receivable, net	—	12,517
Loss on asset impairment	—	4,047
Total expenses	75,957	88,915

Operating income	44,672	27,379

Dividend income	397	397
Unrealized gain on equity securities (2)	16,900	—
Interest income	510	13
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $1,764 and $1,404, respectively)	(23,492)	(21,087)
Loss on early extinguishment of debt	(1,192)	—
Income before income tax expense and equity in earnings of an investee	37,795	6,702
Income tax expense	(160)	(102)
Equity in earnings of an investee	44	128
Net income	37,679	6,728
Net income allocated to noncontrolling interest	(4,479)	—
Net income attributed to SIR	$33,200	$6,728

Weighted average common shares outstanding - basic	89,382	89,331
Weighted average common shares outstanding - diluted	89,390	89,348

Net income attributed to SIR per common share - basic and diluted	$0.37	$0.08

(1)	General and administrative expenses include estimated business management incentive fee expense of $5,358 and $7,846 for the three months ended March 31, 2018 and 2017, respectively.

(2)
Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of SIR's investment in The RMR Group Inc. common shares to its fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

Select Income REIT

Funds from Operations Attributed to SIR and Normalized Funds from Operations Attributed to SIR (1)

(amounts in thousands, except per share data)
(unaudited)

		Three Months Ended March 31,
		2018	2017

Net income attributed to SIR		$33,200	$6,728
Plus:	depreciation and amortization	34,946	33,740
Plus:	net income allocated to noncontrolling interest	4,479	—
Less:	FFO allocated to noncontrolling interest	(6,230)	—
FFO attributed to SIR		66,395	40,468
Plus:	estimated business management incentive fees (2)	5,358	7,846
Plus:	loss on asset impairment	—	4,047
Plus:	loss on early extinguishment of debt	1,192	—
Less:	unrealized gain on equity securities (3)	(16,900)	—
Normalized FFO attributed to SIR		$56,045	$52,361

Weighted average common shares outstanding - basic		89,382	89,331
Weighted average common shares outstanding - diluted		89,390	89,348

FFO attributed to SIR per common share - basic and diluted		$0.74	$0.45
Normalized FFO attributed to SIR per common share - basic and diluted		$0.63	$0.59
Distributions declared per common share		$0.51	$0.51

(1)       SIR calculates FFO attributed to SIR and Normalized FFO attributed to SIR as shown above. FFO attributed to SIR is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between net income and FFO allocated to noncontrolling interest, as well as certain other adjustments currently not applicable to SIR. SIR’s calculation of Normalized FFO attributed to SIR differs from Nareit's definition of FFO because SIR includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SIR’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and SIR excludes loss on asset impairment, loss on early extinguishment of debt, unrealized gain on equity securities and Normalized FFO, net of FFO, from noncontrolling interest, if any. SIR considers FFO attributed to SIR and Normalized FFO attributed to SIR to be appropriate supplemental measures of operating performance for a REIT, along with net income, net income attributed to a REIT and operating income. SIR believes that FFO attributed to SIR and Normalized FFO attributed to SIR provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO attributed to SIR and Normalized FFO attributed to SIR may facilitate a comparison of its operating performance between periods and with other REITs. FFO attributed to SIR and Normalized FFO attributed to SIR are among the factors considered by SIR’s Board of Trustees when determining the amount of distributions to SIR’s shareholders. Other factors include, but are not limited to, requirements to maintain SIR’s qualification for taxation as a REIT, limitations in SIR’s credit agreement and public debt covenants, the availability to SIR of debt and equity capital, SIR’s expectation of its future capital requirements and operating performance and SIR’s expected needs for and availability of cash to pay its obligations. FFO attributed to SIR and Normalized FFO attributed to SIR do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributed to SIR or operating income as indicators of SIR’s operating performance or as measures of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s condensed consolidated statements of income. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SIR does.

(2)
Incentive fees under SIR’s business management agreements with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expenses in SIR’s condensed consolidated statements of income. In calculating net income in accordance with GAAP, SIR recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although SIR recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income, SIR does not include such expense in the calculation of Normalized FFO attributed to SIR until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Normalized FFO attributed to SIR excludes $5,358 and $7,846 of estimated business management incentive fee expense for the three months ended March 31, 2018 and 2017, respectively.

(3)
Unrealized gain on equity securities represents the adjustment required to adjust the carrying value of SIR's investment in The RMR Group Inc. common shares to its fair value as of March 31, 2018 in accordance with new GAAP standards effective January 1, 2018.

Select Income REIT

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Calculation of NOI and Cash Basis NOI:
Rental income	$99,755	$97,344
Tenant reimbursements and other income	20,874	18,950
Real estate taxes	(11,788)	(10,843)
Other operating expenses	(15,282)	(12,867)
NOI	$93,559	$92,584

SIR NOI (excluding ILPT)	$61,084	$60,215
ILPT NOI	32,475	32,369
NOI	$93,559	$92,584

Non-cash straight line rent adjustments included in rental income (2)	(3,556)	(5,391)
Lease value amortization included in rental income (2)	(514)	(434)
Non-cash amortization included in other operating expenses (3)	(213)	(213)
Cash Basis NOI	$89,276	$86,546

SIR Cash Basis NOI (excluding ILPT)	$58,097	$55,881
ILPT Cash Basis NOI	31,179	30,665
Cash Basis NOI	$89,276	$86,546

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$37,679	$6,728
Equity in earnings of an investee	(44)	(128)
Income tax expense	160	102
Income before income tax expense and equity in earnings of an investee	37,795	6,702
Loss on early extinguishment of debt	1,192	—
Interest expense	23,492	21,087
Interest income	(510)	(13)
Unrealized gain on equity securities	(16,900)	—
Dividend income	(397)	(397)
Operating income	44,672	27,379
Loss on asset impairment	—	4,047
Write-off of straight line rents receivable, net	—	12,517
General and administrative	13,941	14,901
Depreciation and amortization	34,946	33,740
NOI	93,559	92,584
Non-cash straight line rent adjustments included in rental income (2)	(3,556)	(5,391)
Lease value amortization included in rental income (2)	(514)	(434)
Non-cash amortization included in other operating expenses (3)	(213)	(213)
Cash Basis NOI	$89,276	$86,546

(1)
The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SIR’s property level results of operations. SIR calculates NOI and Cash Basis NOI as shown above. SIR defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that SIR records as depreciation and amortization. SIR defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. SIR considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SIR’s properties. SIR uses NOI and Cash Basis NOI to evaluate individual and company wide property level performance, and SIR believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of SIR’s operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income, net income attributed to SIR or operating income as indicators of SIR’s operating performance or as measures of SIR’s liquidity. These measures should be considered in conjunction with net income, net income attributed to SIR and operating income as presented in SIR’s condensed consolidated statements of income.  Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than SIR does.

(2)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in The RMR Group Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2018	2017
Reconciliation of NOI to Same Property NOI (2):
Rental income	$99,755	$97,344
Tenant reimbursements and other income	20,874	18,950
Real estate taxes	(11,788)	(10,843)
Other operating expenses	(15,282)	(12,867)
NOI	93,559	92,584
Less:
NOI of properties not included in same property results	(2,454)	—
Same property NOI	$91,105	$92,584

SIR same property NOI (excluding ILPT)	$58,630	$60,215
ILPT same property NOI	32,475	32,369
Same property NOI	$91,105	$92,584

Calculation of Same Property Cash Basis NOI (2):
Same property NOI	$91,105	$92,584
Less:
Non-cash straight line rent adjustments included in rental income (3)	(3,375)	(5,391)
Lease value amortization included in rental income (3)	(514)	(434)
Non-cash amortization included in other operating expenses (4)	(213)	(213)
Same property Cash Basis NOI	$87,003	$86,546

SIR same property Cash Basis NOI (excluding ILPT)	$55,824	$55,881
ILPT same property Cash Basis NOI	31,179	30,665
Same property Cash Basis NOI	$87,003	$86,546

(1)
See footnote (1) on page 8 of this press release for the definitions of NOI and Cash Basis NOI, a description of why SIR believes they are appropriate supplemental measures and a description of how SIR uses these measures.

(2)
For the three months ended March 31, 2018, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of March 31, 2018, and which it owned continuously since January 1, 2017.

(3)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(4)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in The RMR Group Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

Select Income REIT
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	Three Months Ended March 31, 2018			Three Months Ended March 31, 2017
	SIR (excluding ILPT)	ILPT	Total	SIR (excluding ILPT)	ILPT	Total
Calculation of NOI and Cash Basis NOI:
Rental income	$64,946	$34,809	$99,755	$63,474	$33,870	$97,344
Tenant reimbursements and other income	15,078	5,796	20,874	13,380	5,570	18,950
Real estate taxes	(7,203)	(4,585)	(11,788)	(6,504)	(4,339)	(10,843)
Other operating expenses	(11,737)	(3,545)	(15,282)	(10,135)	(2,732)	(12,867)
NOI	61,084	32,475	93,559	60,215	32,369	92,584
Less:
Non-cash straight line rent adjustments included in rental income (2)	(2,362)	(1,194)	(3,556)	(3,921)	(1,470)	(5,391)
Lease value amortization included in rental income (2)	(412)	(102)	(514)	(338)	(96)	(434)
Non-cash amortization included in other operating expenses (3)	(213)	—	(213)	(75)	(138)	(213)
Cash Basis NOI	$58,097	$31,179	$89,276	$55,881	$30,665	$86,546

Reconciliation of NOI to Same Property NOI (4):
NOI	$61,084	$32,475	$93,559	$60,215	$32,369	$92,584
Less:
NOI of properties not included in same property results	(2,454)	—	(2,454)	—	—	—
Same property NOI	$58,630	$32,475	$91,105	$60,215	$32,369	$92,584

Reconciliation of Same Property NOI to Same Property Cash Basis NOI (4):
Same property NOI	$58,630	$32,475	$91,105	$60,215	$32,369	$92,584
Less:
Non-cash straight line rent adjustments included in rental income (2)	(2,181)	(1,194)	(3,375)	(3,921)	(1,470)	(5,391)
Lease value amortization included in rental income (2)	(412)	(102)	(514)	(338)	(96)	(434)
Non-cash amortization included in other operating expenses (3)	(213)	—	(213)	(75)	(138)	(213)
Same property Cash Basis NOI	$55,824	$31,179	$87,003	$55,881	$30,665	$86,546

(1)
See footnote (1) on page 8 of this press release for the definitions of NOI and Cash Basis NOI, a description of why SIR believes they are appropriate supplemental measures and a description of how SIR uses these measures.

(2)
SIR reports rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes non-cash amortization of intangible lease assets and liabilities and lease termination fees, if any.

(3)
SIR recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SIR paid for its investment in The RMR Group Inc.common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in other operating expenses.

(4)
For the three months ended March 31, 2018, same property NOI and same property Cash Basis NOI are based on properties SIR owned as of March 31, 2018, and which it owned continuously since January 1, 2017.

Select Income REIT

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	March 31,	December 31,
	2018	2017
ASSETS
Real estate properties:
Land	$1,041,767	$1,041,767
Buildings and improvements	3,180,492	3,178,098
	4,222,259	4,219,865
Accumulated depreciation	(334,159)	(314,249)
	3,888,100	3,905,616
Properties held for sale	5,829	5,829
Acquired real estate leases, net	461,577	477,577
Cash and cash equivalents	30,884	658,719
Restricted cash	1,612	178
Rents receivable, including straight line rents of $125,567 and $122,010, respectively, net of allowance for doubtful accounts of $1,797 and $1,396, respectively	131,445	127,672
Deferred leasing costs, net	14,459	14,295
Other assets, net	135,103	113,144
Total assets	$4,669,009	$5,303,030

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$107,000	$—
ILPT revolving credit facility	302,000	750,000
Unsecured term loan, net	—	348,870
Senior unsecured notes, net	1,428,571	1,777,425
Mortgage notes payable, net	210,749	210,785
Accounts payable and other liabilities	86,092	101,352
Assumed real estate lease obligations, net	66,577	68,783
Rents collected in advance	21,099	15,644
Security deposits	8,412	8,346
Due to related persons	10,065	30,006
Total liabilities	2,240,565	3,311,211

Commitments and contingencies

Shareholders' equity:
Shareholders' equity attributable to SIR:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,486,754 and 89,487,371 shares issued and outstanding, respectively	895	895
Additional paid in capital	2,311,923	2,180,896
Cumulative net income	592,826	508,213
Cumulative other comprehensive income	1,440	52,665
Cumulative common distributions	(796,489)	(750,850)
Total shareholders' equity attributable to SIR	2,110,595	1,991,819
Noncontrolling interest in consolidated subsidiary	317,849	—
Total shareholders' equity	2,428,444	1,991,819
Total liabilities and shareholders' equity	$4,669,009	$5,303,030
(END)